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                                                                  EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of
Dove Audio, Inc. for the registration of 2,335,000 shares of its common stock and to the incorporation by reference therein of our report dated March 28, 1995, with respect to the consolidated financial statements of Dove Audio, Inc. for the year ended December 31, 1994 included in its Annual Report
(Form 10-KSB) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP



Los Angeles, California
June 12, 1996